AMENDMENT

This Amendment (“Amendment”) to the Amended and Restated Global Custody and Fund Accounting Agreement between the trusts (each, a “Trust”) acting on behalf of each of the portfolios listed under their names in Schedule A (each, a “Customer” or a “Fund”) thereto and JPMorgan Chase Bank, N.A. (“Bank”) dated as of March 31, 2022, as amended (the “Principal Agreement”), is entered into as of December 10, 2025 (the “Effective Date”) as approved by the Board on November 20, 2025.

WHEREAS the parties hereto (the “Parties”) entered into the Principal Agreement pursuant to which Bank was appointed to provide certain custody and fund accounting services; and the Parties now wish to amend the Principal Agreement, as of the Effective Date.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the Parties hereby agree as follows:

1.	Definitions. Terms defined in the Principal Agreement shall, save to the extent that the context otherwise requires, bear the same respective meanings in this Amendment.

2.	Amendments. The Principal Agreement shall be amended as follows:

(A) Schedule A of the Principal Agreement is hereby replaced in its entirety by Schedule A to this Amendment (as attached).

(B) As modified and amended hereby, the Parties hereby ratify, approve and confirm the Principal Agreement in all respects, and save as varied by this Amendment, the Principal Agreement shall remain in full force and effect.

3.

Representations. Each Party represents to the other Parties that all representations contained in the Principal Agreement are true and accurate as of the date of this Amendment, and that such representations are deemed to be given or repeated by each Party, as the case may be, on the date of this Amendment.

4.

Entire Agreement. This Amendment and the Principal Agreement and any documents referred to in each of them, constitute the whole agreement between the Parties relating to their subject matter and supersede and extinguish any other drafts, agreements, undertakings, representations, warranties and arrangements of any nature, whether in writing or oral, relating to such subject matter. If any of the provisions of this Amendment are inconsistent with or in conflict with any of the provisions of the Principal Agreement then, to the extent of any such inconsistency or conflict, the provisions of this Amendment shall prevail as between the Parties.

5.

Counterparts. This Amendment may be executed in any number of counterparts which together shall constitute one agreement. Each Party may enter into this Amendment by executing a counterpart and this Amendment shall not take effect until it has been executed by each Party.

6.	Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

7.	Law and Jurisdiction. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

[Signature Page Follows]

1

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

JPMORGAN INSTITUTIONAL TRUST

JPMORGAN TRUST I

JPMORGAN TRUST II

JPMORGAN TRUST IV

J.P. MORGAN FLEMING MUTUAL FUND GROUP, INC.

J.P. MORGAN MUTUAL FUND INVESTMENT TRUST

UNDISCOVERED MANAGERS FUNDS

By:	/s/ Shannon M. Gaines
Name:	Shannon M. Gaines
Title:	Assistant Treasurer

JPMORGAN CHASE BANK, N.A.

By:	/s/ Carl Mehldau
Name:	Carl Mehldau
Title:	Executive Director

Schedule A

List of Entities Covered by the Global Custody and Fund Accounting Agreement

as Approved by the Board on November 20, 2025

JPMorgan Institutional Trust

JPMorgan Intermediate Bond Trust (liquidated on January 31, 2024)

JPMorgan Core Bond Trust

J.P. Morgan Fleming Mutual Fund Group, Inc

JPMorgan Mid Cap Value Fund

J.P. Morgan Mutual Fund Investment Trust

JPMorgan Growth Advantage Fund

JPMorgan Insurance Trust (removed as Party to the Principal Agreement)

JPMorgan Insurance Trust Core Bond Portfolio (liquidated on May 1, 2023)

JPMorgan Insurance Trust Global Allocation Portfolio (liquidated on April 25, 2023)

JPMorgan Insurance Trust Income Builder Portfolio (liquidated on April 25, 2023)

JPMorgan Trust I

JPMorgan 100% U.S. Treasury Securities Money Market Fund

JPMorgan Access Balanced Fund (liquidated on May 15, 2024)

JPMorgan Access Growth Fund (liquidated on May 15, 2024)

JPMorgan California Municipal Money Market Fund

JPMorgan California Tax Free Bond Fund1

JPMorgan Commodities Strategy Fund (liquidated August 30, 2018)

JPMorgan Corporate Bond Fund

JPMorgan Diversified Fund

JPMorgan Diversified Real Return Fund (liquidated on December 8, 2017)

JPMorgan Emerging Markets Corporate Debt Fund (liquidated on February 3, 2020)

JPMorgan Emerging Markets Debt Fund

JPMorgan Emerging Markets Equity Fund

JPMorgan Emerging Markets Strategic Debt Fund (liquidated on April 29, 2022)

JPMorgan Equity Low Volatility Income Fund (liquidated on June 4, 2018)

JPMorgan Europe Dynamic Fund

JPMorgan Federal Money Market Fund

JPMorgan Floating Rate Income Fund

JPMorgan Global Allocation Fund

JPMorgan Global Bond Opportunities Fund

JPMorgan Global Research Enhanced Index Fund (liquidated on June 29, 2020)

JPMorgan Hedged Equity Fund

JPMorgan Income Builder Fund

JPMorgan Income Fund

JPMorgan International Advantage Fund (liquidated on February 26, 2021)

JPMorgan International Equity Fund

JPMorgan International Equity Income Fund (liquidated on August 8, 2019)

JPMorgan International Focus Fund

JPMorgan Developed International Value Fund

JPMorgan International Value SMA Fund (liquidated on June 8, 2018)

JPMorgan Managed Income Fund

JPMorgan Mid Cap Equity Fund

JPMorgan National Municipal Income Fund (liquidated on October 24, 2025)

JPMorgan New York Municipal Money Market Fund

[1]	To be liquidated and reorganized under the JPMorgan California Tax Free Bond ETF on or about 2nd quarter 2026.

JPMorgan New York Tax Free Bond Fund2

JPMorgan Opportunistic Equity Long/Short Fund (liquidated on October 31, 2023)

JPMorgan Prime Money Market Fund

JPMorgan Research Market Neutral Fund

JPMorgan Short Duration Core Plus Fund

JPMorgan Small Cap Blend

JPMorgan Small Cap Equity Fund

JPMorgan Small Cap Sustainable Leaders Fund (liquidated on May 21, 2024)

JPMorgan SmartAllocation Equity Fund (liquidated on November 30, 2017)

JPMorgan SmartAllocation Income Fund (liquidated on November 30, 2017)

JPMorgan SmartRetirement Income Fund

JPMorgan SmartRetirement 2020 Fund(liquidated on April 25, 2025)

JPMorgan SmartRetirement 2025 Fund

JPMorgan SmartRetirement 2030 Fund

JPMorgan SmartRetirement 2035 Fund

JPMorgan SmartRetirement 2040 Fund

JPMorgan SmartRetirement 2045 Fund

JPMorgan SmartRetirement 2050 Fund

JPMorgan SmartRetirement 2055 Fund

JPMorgan SmartRetirement 2060 Fund

JPMorgan SmartRetirement 2070 Fund

JPMorgan SmartRetirement Blend Income Fund

JPMorgan SmartRetirement Blend 2020 Fund(liquidated on April 25, 2025)

JPMorgan SmartRetirement Blend 2025 Fund

JPMorgan SmartRetirement Blend 2030 Fund

JPMorgan SmartRetirement Blend 2035 Fund

JPMorgan SmartRetirement Blend 2040 Fund

JPMorgan SmartRetirement Blend 2045 Fund

JPMorgan SmartRetirement Blend 2050 Fund

JPMorgan SmartRetirement Blend 2055 Fund

JPMorgan SmartRetirement Blend 2060 Fund

JPMorgan SmartRetirement Blend 2070 Fund

JPMorgan Strategic Income Opportunities Fund

JPMorgan Tax Aware Equity Fund (liquidated on December 18, 2023)

JPMorgan Tax Aware Real Return Fund

JPMorgan Tax Aware Real Return SMA Fund (liquidated on September 20, 2019)

JPMorgan Tax Free Money Market Fund

JPMorgan Total Return Fund (liquidated on July 29, 2025)

JPMorgan Unconstrained Debt Fund (liquidated on September 26, 2025)

JPMorgan U.S. Applied Data Science Value Fund (liquidated on July 11, 2025)

JPMorgan U.S. Dynamic Plus Fund (liquidated on March 23, 2018)

JPMorgan U.S. Equity Fund

JPMorgan U.S. GARP Equity Fund3

JPMorgan U.S. Large Cap Core Plus Fund

JPMorgan U.S. Research Enhanced Equity Fund

JPMorgan U.S. Small Company Fund

JPMorgan U.S. Sustainable Leaders Fund

JPMorgan U.S. Value Fund

JPMorgan Value Advantage Fund

Security Capital U.S. Core Real Estate Securities Fund (liquidated on December 8, 2017)

[2]	To be liquidated and reorganized under the JPMorgan New York Tax Free Bond ETF on or about 2nd quarter 2026.
[3]	To be liquidated and reorganized under the JPMorgan Fundamental Data Science Large Growth ETF on or about 2nd quarter 2026.

JPMorgan Trust II

JPMorgan Core Bond Fund

JPMorgan Core Plus Bond Fund

JPMorgan Equity Income Fund

JPMorgan Equity Index Fund

JPMorgan Government Bond Fund

JPMorgan High Yield Fund

JPMorgan Investor Balanced Fund

JPMorgan Investor Conservative Growth Fund

JPMorgan Investor Growth & Income Fund

JPMorgan Investor Growth Fund

JPMorgan Large Cap Growth Fund

JPMorgan Large Cap Value Fund

JPMorgan Liquid Assets Money Market Fund

JPMorgan Mid Cap Growth Fund

JPMorgan Mortgage-Backed Securities Fund (liquidated on June 27, 2025)

JPMorgan Multi-Cap Market Neutral Fund (liquidated on March 28, 2018)

JPMorgan Municipal Money Market Fund

JPMorgan Ohio Municipal Bond Fund (liquidated on December 8, 2017)

JPMorgan Short Duration Bond Fund

JPMorgan Short-Intermediate Municipal Bond Fund

JPMorgan Small Cap Growth Fund

JPMorgan Small Cap Value Fund

JPMorgan SMID Cap Equity Fund

JPMorgan Tax Free Bond Fund

JPMorgan Treasury & Agency Fund (liquidated on December 8, 2017)

JPMorgan U.S. Government Money Market Fund

JPMorgan U.S. Treasury Plus Money Market Fund

Undiscovered Managers Funds

Undiscovered Managers Behavioral Value Fund

JPMorgan Trust IV

JPMorgan Core Focus SMA Fund (liquidated on February 15, 2023)

JPMorgan Emerging Markets Research Enhanced Equity Fund

JPMorgan Equity Premium Income Fund

JPMorgan Hedged Equity 2 Fund

JPMorgan Hedged Equity 3 Fund

JPMorgan Institutional Tax Free Money Market Fund

JPMorgan International Equity Plus Fund (liquidated on October 15, 2021)

JPMorgan International Hedged Equity Fund (liquidated on July 11, 2025)

JPMorgan Macro Opportunities Fund (liquidated on October 13, 2022)

JPMorgan Municipal SMA Fund (de-registered on June 26, 2025)

JPMorgan Preferred and Income Securities Fund 4

JPMorgan Securities Lending Money Market Fund

JPMorgan SmartRetirement 2065 Fund

JPMorgan SmartRetirement Blend 2015 Fund (liquidated October 25, 2023)

JPMorgan SmartRetirement Blend 2065 Fund

JPMorgan SmartSpending 2020 Fund (liquidated on April 25, 2022)

JPMorgan Ultra-Short Municipal Fund

[4]	To be liquidated and reorganized under the JPMorgan Preferred and Income Securities ETF on or about 2nd quarter 2026.

This Schedule A supersedes and replaces any previously executed Schedule A between the parties.